              SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934



(  )  Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
(  )  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-b(e)(2))
(X )  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12


                  NUCOR CORPORATION

            (Name of Registrant as Specified In Its Charter)



   (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):

(X )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

(Set forth the amount on which the filing fee is calculated and state how it was determined)

( ) Fee previously paid with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

                               nucor corporation
               2100 Rexford Road  Charlotte, North Carolina 28211
                 Telephone 704/366-7000  Facsimile 704/362-4208
       NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
                                 ANNUAL MEETING
  The 1996 annual meeting of stockholders of Nucor Corporation will be held in Room C on the 11th Floor of Chemical Banking Corporation, 270 Park Avenue (between 47th and 48th Streets), New York City, at 2:00 p.m. on Thursday, May 9, 1996, to elect two directors for three years and until their successors are elected and qualified (and to conduct such other business as may properly come before the meeting).
  Stockholders of record at the close of business on March 11, 1996, are entitled to notice of and to vote at the meeting.
  IT IS IMPORTANT THAT YOU VOTE. PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH REQUIRES NO POSTAGE, TO INSURE THAT YOU WILL BE REPRESENTED AT THE MEETING. YOUR PROMPT ATTENTION IS REQUESTED.
                        By order of the Board of Directors,
                                              SAMUEL SIEGEL
                 Vice Chairman and Chief Financial Officer,
March 22, 1996                      Treasurer and Secretary
         PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD
                 IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.
                              GENERAL INFORMATION
  The enclosed proxy is being solicited by the Board of Directors of Nucor Corporation for use at the 1996 annual meeting of stockholders to be held on Thursday, May 9, 1996, and any adjournment. The proxy may be revoked by the stockholder by letter to the Secretary of Nucor received before the meeting, or by utilizing a ballot at the meeting. In addition to solicitation by mail, arrangements may be made with third parties, including brokerage firms and other custodians, nominees, and fiduciaries, the cost of which will by paid by Nucor.
  The total number of outstanding shares of common stock as of February 29, 1996 was 87,640,573. Only stockholders of record at the close of business on March 11, 1996 are entitled to notice of, and to vote at, the meeting. A majority of the outstanding shares constitutes a quorum. In voting on matters other than the election of directors, each stockholder has one vote for each share of stock held. With respect to the election of directors, stockholders have cumulative voting rights, which means that each stockholder has the number of votes equal to the number of shares held times the number of directors to be elected. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. For matters other than the election of directors, abstentions are counted in tabulations of votes cast on proposals presented to stockholders, and have the effect of voting against such proposals; broker non-votes are not counted for purposes of determining whether a proposal has been approved. Directors are elected by plurality vote; thus, any shares not voted (abstention, broker non-vote or otherwise) have no effect. Unless otherwise specified, matters other than the election of directors require the vote of a majority of the shares represented at the meeting. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the meeting, and is not revoked by the stockholder, and will give to the persons appointed as proxies the discretionary authority to cumulate votes.
  At February 29, 1996, State Farm Mutual Automobile Insurance Company and related entities beneficially owned, with voting and investment power 7,421,700 shares (8.47%); and FMR Corporation (Fidelity Funds) beneficially owned, with voting and investment power, 5,184,040 shares (5.92%); of the outstanding common stock of Nucor.
  The 1995 annual report of Nucor, including financial statements, is being mailed to all stockholders of record together with this proxy statement. Any stockholder proposal intended to be included in Nucor's proxy statement for its 1997 annual meeting of stockholders must be received by Nucor not later than November 22, 1996.
                             ELECTION OF DIRECTORS
  Nucor's Board of Directors recommends that Nucor's stockholders vote FOR the election of directors.
  Nucor's Board of Directors is divided into three classes. The terms of two directors, F. Kenneth Iverson and James W. Cunningham, expire in 1996, and therefore two places on Nucor's Board are to be filled at the 1996 annual meeting of stockholders. It is intended that votes will be cast pursuant to the enclosed proxy (unless authority is specifically withheld) for re-election of Mr. Iverson and Mr. Cunningham as directors for terms expiring in 1999 and until their successors are elected and qualified. They have agreed to continue to serve as directors if elected. If they should become unable to serve, the enclosed proxy will be voted for the election of such other persons, if any, as Nucor's Board of Directors may designate.
  NUCOR'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS. Unless otherwise specified, proxies will be voted FOR the election of directors.
  The following table sets forth certain information about all of the directors, as of February 29, 1996:

                                                                                                                     COMMON STOCK
                                                                                                                     "BENEFICIALLY
                                                 PRINCIPAL OCCUPATION                                                 OWNED" (AND
                                              AND DIRECTORSHIPS IN OTHER                      DIRECTOR    TERM        PERCENT OF
NAME (AND AGE)                                     PUBLIC COMPANIES                            SINCE     EXPIRES     CLASS) (NOTE)
H. David Aycock (65)       Former President and Chief Operating Officer of Nucor;              1971       1997       673,003 (0.77%)
                           Director, Bowater Incorporated
John D. Correnti (48)      Vice Chairman, President and                                        1992       1998        54,901 (0.06%)
                           Chief Executive Officer of Nucor;
                           Director, Harnischfeger Industries, Inc.,
                           Navistar International Corporation and CEM Corporation
James W. Cunningham (75)   Former Vice President of Nucor                                      1991       1996       456,064 (0.52%)
F. Kenneth Iverson (70)    Chairman of Nucor;                                                  1965       1996       762,278 (0.87%)
                           Director, Wal-Mart Stores, Inc.,
                           The Wachovia Corporation and Spreckels Industries, Inc.
James D. Hlavacek (52)     Managing Director, Market Driven Management                         1996       1998             800   --
Samuel Siegel (65)         Vice Chairman, Chief Financial Officer,                             1968       1997       540,845 (0.62%)
                           Treasurer and Secretary of Nucor
All 23 directors and senior officers as a group (including those named above)                                      3,464,391 (3.95%)

NOTE
Common stock "beneficially owned" includes (as defined by the rules of the Securities and Exchange Commission), the following shares not owned by the above-named persons, but which they have the right to acquire pursuant to the exercise of stock options: Mr. Correnti, 10,810; Mr. Iverson, 9,816; Mr. Siegel, 17,160; all directors and senior officers as a group (including those named above), 171,613. The above-named persons had sole voting and investment power (and shared voting and investment power) over shares "beneficially owned", as follows: Mr. Aycock, 540,703 (132,300); Mr. Correnti, 54,901 (none); Mr.
Cunningham, none (456,064); Mr. Iverson, 514,765 (247,513); Mr. Hlavacek, none
(800); Mr. Siegel, 465,875 (74,970); all directors and senior officers as a group (including those named above) 2,467,561, (996,830).
  Mr. Hlavacek is Managing Director of Market Driven Management, an industrial marketing training firm he founded in 1976.
  The Board of Directors of Nucor had six meetings during 1995. The Board has a standing Audit Committee with the following functions: ratify the selection of the independent auditor; review the overall plan and scope of the annual audit; review annual financial statements; review the results of the annual audit; inquire into important accounting, reporting, control and audit matters; and report and make recommendations to the full Board. The members of the Audit Committee are Mr. Aycock and Mr. Cunningham. The Audit Committee held two meetings during 1995. The Board of Directors does not have a nominating or compensation committee; the Board itself performs these functions. Directors who are not senior officers are paid standard directors' fees of $5,000 quarterly. Audit Committee members are not paid additional fees.

  The following table sets forth compensation information for the chief executive officer and for the other four highest-compensated senior officers whose cash compensation exceeded $100,000 for 1995:

                                                                                 SUMMARY COMPENSATION TABLE
                                                                      ANNUAL COMPENSATION         LONG-TERM COMPENSATION
                                                                                    CASH            STOCK          STOCK
                                                                                 INCENTIVE        INCENTIVE       OPTIONS
                                                                     BASE       COMPENSATION     COMPENSATION     GRANTED
NAME (AND AGE)              PRINCIPAL POSITION(S)         YEAR      SALARY         (NOTE)           (NOTE)        (SHARES)
F. Kenneth Iverson (70)     Chairman                      1995     $322,500       $840,572         $622,605        3,243
                            (since 1996),                 1994      312,225        843,007          624,431        2,717
                            previously Chairman,          1993      275,000        372,865          276,183        3,856
                            Chief Executive Officer       1992      266,200        147,280          109,020        6,394
                                                          1991      256,000         64,491           47,726        7,516
John D. Correnti (48)       Vice Chairman, President,     1995      242,300        631,537          467,797        2,162
                            Chief Executive Officer       1994      234,600        633,420          469,197        1,812
                            (since 1996),                 1993      204,000        276,598          204,845        2,572
                            previously President,         1992      195,000        107,887           79,864        4,264
                            Chief Operating Officer       1991      159,682         40,227           29,762        4,384
Samuel Siegel (65)          Vice Chairman,                1995      242,300        631,537          467,797        2,433
                            Chief Financial Officer       1994      234,600        633,420          469,197        2,039
                                                          1993      207,000        280,666          207,866        2,894
                                                          1992      200,000        110,654           81,902        4,798
                                                          1991      192,400         48,469           35,839        4,996
Larry A. Roos (54)          Vice President                1995      179,700        468,375          346,920        1,622
                                                          1994      164,570        444,339          329,115        1,359
                                                          1993      146,012        197,974          146,598        1,929
                                                          1992      136,600         75,576           55,960        3,198
                                                          1991      131,400         33,102           24,489        3,760
Daniel R. DiMicco (45)      Vice President                1995      174,900        455,864          337,666        1,622
                            (since 1992)                  1994      157,500        425,250          314,962        1,359
                                                          1993      124,500        168,806          125,027        1,929
                                                          1992      100,000         55,327           40,914        3,198

NOTE
All of Nucor's employees, except senior officers, participate in various incentive compensation plans which are based on Nucor's profitability and productivity. In addition, all of Nucor's employees, except senior officers, participate in Nucor's Profit Sharing Plans, pursuant to which Nucor contributes at least 10% of each year's pre-tax earnings. Nucor's senior officers participate only in Nucor's Senior Officers Cash and Stock Incentive Compensation Plans, which are based on Nucor's profitability. Pursuant to the Senior Officers Incentive Plans, a portion (approximately 3.5% for 1996 and 4.2% for 1995) of each year's pre-tax earnings (as defined) in excess of an earnings base ($163,800,000 for 1996 and $126,500,000 for 1995) is payable to senior officers, partly in cash and partly in stock, as incentive compensation. The cash and stock are allocated for each year to senior officers according to base salary. Since the inception of the Senior Officers Incentive Plans in 1966, the earnings base (below which nothing is payable) has been increased sixteen times, from $500,000 to the present $163,800,000. Pursuant to the Senior Officers Incentive Stock Plan, the above-named persons held shares of stock, which have been issued during the 30 years since the 1966 effective inception of the Stock Plan, and which were restricted as to transfer at December 31, 1995 (with "value" as defined by the rules of the Securities and Exchange Commission) as follows: Mr. Iverson, 193,271 ($11,040,606); Mr. Siegel, 104,461 ($5,967,335);
Mr. Correnti, 36,740 ($2,098,773); Mr. Roos, 33,017 ($1,886,096); Mr. DiMicco,
7,726 ($441,348).

  The following tables set forth stock option information for the chief executive officer and for the four other highest-compensated senior officers whose cash compensation exceeded $100,000 for 1995:
                       STOCK OPTION GRANTS IN 1995 (NOTE)

                                                                                             POTENTIAL REALIZABLE VALUE
                                       STOCK OPTIONS GRANTED IN 1995                      OF STOCK OPTIONS GRANTED IN 1995
                       NUMBER     PERCENT OF TOTAL                                                   5% ANNUAL
                         OF          GRANTED TO        EXERCISE        EXPIRATION                   STOCK PRICE
NAME                   SHARES      ALL EMPLOYEES        PRICE             DATE                      APPRECIATION
F. Kenneth Iverson     1,519             1.3%           $56.06      February 29, 2000                 $ 23,527
                       1,724             1.5%            49.41        August 31, 2000                   23,534
John D. Correnti       1,013              .9%            56.06      February 29, 2000                   15,690
                       1,149             1.0%            49.41        August 31, 2000                   15,685
Samuel Siegel          1,140             1.0%            56.06      February 29, 2000                   17,657
                       1,293             1.1%            49.41        August 31, 2000                   17,651
Larry A. Roos            760              .7%            56.06      February 29, 2000                   11,771
                         862              .8%            49.41        August 31, 2000                   11,767
Daniel R. DiMicco        760              .7%            56.06      February 29, 2000                   11,771
                         862              .8%            49.41        August 31, 2000                   11,767

                                10% ANNUAL
                               STOCK PRICE
NAME                           APPRECIATION
F. Kenneth Iverson               $ 51,988
                                   52,005
John D. Correnti                   34,670
                                   34,660
Samuel Siegel                      39,017
                                   39,004
Larry A. Roos                      26,011
                                   26,002
Daniel R. DiMicco                  26,011
                                   26,002

NOTE
116 key employees, including senior officers, participate in Nucor's Incentive Stock Option Plans, pursuant to which stock options are granted at 100% of the market value on the date of grant. During 1995, key employees, other than the above-named senior officers, were granted stock options for 104,354 shares (90% of the total stock options granted to all employees), at the same exercise prices and expiration dates as the above-named senior officers. The potential realizable value of stock options granted to these other key employees was $1,515,305 at 5% annual stock price appreciation and $3,348,428 at 10% annual stock price appreciation.
                         STOCK OPTION EXERCISES IN 1995
                   AND YEAR-END 1995 STOCK OPTION DATA (NOTE)

                                                                                                            "VALUE" OF
                                                                                                            UNEXERCISED
                                                                                                            IN-THE-MONEY
                                                                                                               STOCK
                                                                              NUMBER OF UNEXERCISED         OPTIONS
                                                                                  STOCK OPTIONS             AT YEAR-END
                              STOCK OPTIONS EXERCISED IN 1995                   AT YEAR-END 1995               1995
NAME                   SHARES ACQUIRED          "VALUE" REALIZED          EXERCISABLE     UNEXERCISABLE     EXERCISABLE
F. Kenneth Iverson          13,910                  $323,718                  8,092           1,724          $  51,598
John D. Correnti             6,888                   201,333                  9,661           1,149            172,350
Samuel Siegel                 none                      none                 15,867           1,293            376,663
Larry A. Roos                9,462                   308,912                  4,048             862             25,814
Daniel R. DiMicco             none                      none                  4,048             862             25,814

NAME                 UNEXERCISABLE
F. Kenneth Iverson      $13,301
John D. Correnti          8,865
Samuel Siegel             9,976
Larry A. Roos             6,650
Daniel R. DiMicco         6,650

NOTE
"Value" (as defined by the rules of the Securities and Exchange Commission) is the excess of the market price over the exercise price. During 1995, key employees, other than the above-named senior officers, acquired 130,710 shares on exercise of stock options, with a "value" realized of $4,578,466. At year-end 1995, these other key employees had 478,139 unexercised stock options, 423,185 of which were exercisable and 54,954 were unexercisable. At year-end 1995, these other key employees had unexercised in-the-money stock options, with a "value" of $7,975,816 for exercisable stock options, and $423,970 for unexercisable stock options.

           BOARD OF DIRECTORS REPORT ON SENIOR OFFICERS COMPENSATION
  Nucor's senior officers compensation program is significantly oriented towards Nucor's Senior Officers Cash and Stock Incentive Compensation Plans. These Senior Officers Incentive Plans directly link Nucor's performance and the senior officers compensation. All of Nucor's senior officers, including the chief executive officer, participate in the Senior Officers Incentive Plans. These Senior Officers Incentive Plans began in 1966 and are based solely on Nucor's profitability, with a portion of each year's pre-tax earnings in excess of an earnings base payable to senior officers, partly in cash and partly in stock. The cash and stock are allocated for each year to senior officers according to base salary. Nucor's Board of Directors reviews national surveys of the base salaries and total compensation of chief executive officers and senior officers in manufacturing companies with sales comparable to Nucor. Nucor's Board of Directors then sets the base salaries of Nucor's chief executive officer and senior officers at a low level compared with the median for comparable positions in such other manufacturing companies. Nucor's Board of Directors then also sets the earnings base for the Senior Officers Incentive Plans (below which nothing is payable), taking into consideration Nucor's growth, profitability and capital. Since the inception of the Senior Officers Incentive Plans in 1966, this earnings base (below which nothing is payable) has been increased sixteen times, from $500,000 to the present $163,800,000.
  All of Nucor's 116 key employees, including senior officers, participate in Nucor's Incentive Stock Option Plans. Under these Incentive Stock Option Plans, stock options are granted at 100% of the market value on the date of grant. Stock option grants to Nucor's chief executive officer and senior officers are substantially below the median for comparable positions in manufacturing companies with sales comparable to Nucor. The dollar amount of options granted is established by Nucor's Board of Directors for the various positions held by key employees. These Incentive Stock Option Plans provide incentive for all key employees, including the chief executive officer and senior officers, by further identifying their interests with those of Nucor's stockholders, since these key employees benefit only if Nucor's stockholders benefit by increases in Nucor's stock price.
  Nucor's senior officers do not participate in Nucor's Profit Sharing Plans. Nucor's senior officers do not participate in any pension plan.
  Nucor has received commendations for its long-term policy (more than 26 years) of linking senior officers compensation to Nucor's performance. Since Nucor's present management was elected in late 1965, Nucor's sales have increased 15,000%; Nucor's net earnings have increased 434,000%; Nucor's stockholders' equity has increased 181,000%; and the total market value of Nucor's common stock has increased 33,000%. Nucor's entire Board of Directors, which performs the functions of determining senior officers compensation and rendering this report, consisted of the following: H. David Aycock, John D. Correnti, James W. Cunningham, James D. Hlavacek, F. Kenneth Iverson, and Samuel Siegel.
                            STOCK PERFORMANCE GRAPH
                                                This graphic comparison assumes
                                              the investment of $100 in Nucor
           (STOCK PERFORMANCE                 Common Stock, $100 in the S&P 500
       CHART APPEARS HERE)                    Index, and $100 in the S&P Steel
                                              Group Index, all at year-end 1990.
       (Plot points appear below)             The resulting cumulative total
                                              return assumes that cash dividends
                                              were reinvested. Nucor Common
                                              Stock comprised 39% of the S&P
                                              Steel Group Index at year-end 1995
                                              (29% at year-end 1990).
                                Indexed Returns
                                 YEARS ENDING
    Company/Index          Dec90     Dec91    Dec92    Dec93    Dec94    Dec95
NUCOR CORP                  100     145.09   255.75   347.04   363.63   377.13
S&P 500 COMPOSITE           100     130.47   140.41   154.56   156.60   215.45
STEEL                       100     122.88   160.77   211.54   205.74   190.78

                                 OTHER MATTERS
  Nucor's Board of Directors does not intend to present any matters to the meeting other than as set forth above, and knows of no other matter to be brought before the meeting. However, if any other matter comes before the meeting, or any adjournment, it is intended that the persons named in the enclosed proxy will vote such proxy according to their best judgement.
  Nucor's financial statements are audited by Coopers & Lybrand L.L.P. A representative of that firm will be present at the meeting with an opportunity to make a statement and answer appropriate questions.
                             By order of the Board of Directors,
                                              F. KENNETH IVERSON
                                                        Chairman
March 22, 1996
         PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD
                 IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.

******************************************************************************
                                    APPENDIX
******************************************************************************

                                NUCOR COPORATION
PROXY
            2100 Rexford Road        Charlotte, North Carolina 28211
                   Phone (704)366-7000     Fax (704)362-4208
        PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS for 1996 annual meeting of stockholders, to be held at 2:00 P.M. on Thursday, May 9, 1996, in Room C on the 11th Floor of Chemical Banking Corporation, 270
Park Avenue (between 47th and 48th Streets), New York City.
        F. Kenneth Iverson and Samuel Siegel, and either of them, with power of substitution, are appointed proxies to vote all shares of the undersigned at the 1996 annual meeting of stockholders, and any adjournment, on the following proposal, as set forth in the proxy statement, and upon such other matters as may properly come before the meeting:
Elect F. Kenneth Iverson and James W. Cunningham directors for three years
        (Nucor's Board of Directors recommends a vote FOR).

     THIS PROXY WILL BE VOTED FOR THE PROPOSAL UNLESS OTHERWISE INDICATED.
                    PLEASE SIGN AND DATE ON THE OTHER SIDE.

  THIS PROXY WILL BE VOTED FOR THE PROPOSAL UNLESS
OTHERWISE INDICATED.
Nucor's Board of Directors recommends that you
vote FOR
For ( )   no vote on ( )    election as directors of F. Kenneth Iverson
                            and James W. Cunningham
      (to withhold your vote for either person, strike a line through that person's name)
                                           DATED                        , 1996
                                          SIGNED
                                             Please sign your name exactly as
                                                         printed.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.